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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

       Date of Report (date of earliest event reported): January 28, 1997


                         CARRAMERICA REALTY CORPORATION
                       (formerly Carr Realty Corporation)
             (Exact name of registrant as specified in its charter)



Maryland                              1-11706               52-1796339
(State or other jurisdiction          (Commission           (IRS Employer
of incorporation)                     File No.)             Identification No.)


             1700 Pennsylvania Avenue, N.W., Washington, D.C. 20006
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (202) 624-7500

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                                    FORM 8-K


ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         Not applicable

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On January 28, 1997, the Company entered into a secured credit agreement with Morgan Guaranty Trust of New York (the "Bank") pursuant to which the Company is permitted to borrow up to a maximum of $150 million (the "Secured Facility"). The Secured Facility bears interest on the amount outstanding at an annual interest rate of either the prime lending rate plus 50 basis points or
162.5 basis points over LIBOR. The Secured Facility has a term of 6 months, with an option for two 6 month extensions. The Company has granted the Bank a first priority security interest in Rio Robles Technology Center located in the Silicon Valley and in Unisys Center located in Lombard, Illinois, a suburb of Chicago and, accordingly, is able to borrow up to $63 million. The Company intends, from time to time, to grant additional first priority security interests in other of its suburban office properties to increase the amount available to it under the Secured Facility. As of January 28, 1997, the Company has drawn $52 million on the Secured Facility.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

         Not applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         Not applicable.

ITEM 5.  OTHER EVENTS.

         Not applicable.

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.

         Not applicable.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements.

         Not applicable.

         (b)      Pro Forma Financial Information .

         Not applicable.

         (c)      Exhibits

         Attached hereto as Exhibit 3 is the Second Amendment and Restatement of the Company's By-laws, adopted by the Company's Board of Directors on October 25, 1996.

ITEM 8.  CHANGE IN FISCAL YEAR.

         Not applicable.

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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


Date:  February 12, 1997



                                            CARRAMERICA REALTY CORPORATION



                                            By:      /s/ Brian K. Fields
                                                     -------------------------
                                                     Brian K. Fields
                                                     Chief Financial Officer

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                                  EXHIBIT INDEX



Exhibit
Number
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

   3 Second Amendment and Restatement of the Company's By-laws, adopted by the Company's Board of Directors on October 25, 1996.
